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                                                                  Exhibit 10(ss)


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         WHEREAS, Mel Karmazin (the "Executive") and Viacom Inc. ("Viacom") entered into an employment agreement dated September 6, 1999 (the "Agreement") to be effective at the Effective Time (as defined in the Agreement and Plan of Merger between Viacom and CBS Corporation ("CBS") dated as of September 6, 1999, as amended and restated as of October 8, 1999 and November 23, 1999 (as amended, the "Merger Agreement")); and

         WHEREAS, the Executive and Viacom desire to amend the Agreement in certain respects, as described hereinbelow;

         NOW, THEREFORE, the Executive and the Company agree that the Agreement is hereby amended, effective as of September 6, 1999, as follows:

         1. Section 7(k) of the Agreement is amended hereby by adding a new sentence at the end thereof to read as follows:

         "Notwithstanding anything hereinabove to the contrary, the provisions of this Section 7(k) shall not apply to any of the following: (i) any shares that were held in the Karmazin Charitable Lead Annuity Trust dated December 28, 1998 (the "Trust") on September 6, 1999 that are transferred from the Trust as required by the provisions of the trust agreement under which the Trust was established as in effect as of the date hereof ("Trust Agreement") and as may be required by the Internal Revenue Code of 1986, as amended (the "Code"), to the Mel Karmazin Foundation, Inc., a Delaware corporation (the "Foundation"), or to another

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         charitable organization, and any shares disposed of by the Foundation as required by the private foundation minimum distribution requirements of the Code, and the terms of the operative documents for such Foundation as in effect as of the date hereof (copies of which Trust and Foundation have been provided to Viacom by you); (ii) any shares required to be transferred by you to or for the benefit of your former spouse, Sharon Karmazin, pursuant to a Separation and Property Settlement Agreement dated as of July 1, 1996, as amended (the "Settlement Agreement") (a copy of which has been provided to Viacom by you); and (iii) any shares sold or disposed of (including pursuant to withholding by CBS or Viacom upon the exercise of stock options to acquire either CBS or Viacom shares) by you in order to satisfy any tax obligation arising upon your exercise of stock options (i) that would otherwise expire in accordance with their terms during the Employment Term within a reasonable period of time preceding such options' expiration or (ii) to satisfy any transfers of CBS or Viacom shares to Sharon Karmazin required pursuant to the Settlement Agreement."

         2. Except as hereinabove provided, the Agreement is ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the Executive and Viacom have executed this First Amendment to the Agreement on this 31st day of December, 1999.

                                     VIACOM INC.

                                     by: /s/ Philippe P. Dauman
                                     -------------------------------------------
                                     Name: Philippe P. Dauman
                                     Title:  Deputy Chairman


ACCEPTED AND AGREED:


/s/ Mel Karmazin
------------------------------------
Mel Karmazin